Exhibit 10.5(b)
                                                                 ---------------



                                  AMENDMENT TO

                 PURCHASE NOTE AND SECURITY AGREEMENT SERIES A


          AMENDMENT the Amendment" TO PURCHASE NOTE AND SECURITY AGREEMENT dated as of November 1985 (the "Series A Purchase Note Agreement") between ZOND CONSTRUCTION CORPORATION III a California corporation "ZCC III" and ZOND WINDSYSTEM PARTNERS, LTD SERIES 85-A a California Limited Partnership the "Debtor" is entered into as of this 26th day of March 1986
                                    ----

          WHEREAS ZCC III and the Debtor entered into the Series A Purchase Note Agreement pursuant to which the Debtor, among other things issued to ZCC III three promissory notes, respectively dated November 22 November 27 and December 16 1985, as amended by that certain Modification Agreement dated as of February 19 198_ in the aggregate original principal amount of $13,708,800 collectively the "Series A Purchase Notes") and

          WHEREAS, ZCC III and the Debtor deem it to be in their respective best interests to amend and supplement certain terms and provisions of the Series A Purchase Note Agreement

          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, ZCC III and the Debtor agree as follows

          SECTION 1  Defined Terms.  All terms used but not defined in
                     -------------
this Amendment which are used or defined in the Series A Purchase Note Agreement as supplemented and amended by this Amendment are used in this Amendment as so used or defined.

          SECTION 2  Representations of the Debtor  The Debtor represents and
                    -----------------------------
warrants to ZCC III as hereinafter set forth

          A. Representations in Series A Purchase Note Agreement  The
             ---------------------------------------------------
representations and warranties in Section 3 of the Series A Purchase Note Agreement are reaffirmed

          B. Authority of the Debtor  The Debtor has full power and authority
             -----------------------
to enter into this Amendment and to carry out the transactions contemplated by this Amendment and by the Series A Purchase Notes

          SECTION 3  Amendments to Series A Purchase Note Agreement. The Series
                     ----------------------------------------------
A Purchase Note Agreement is amended

          (1) by amending Sections 2.2(e), 2.3(g), 2.3(h), 2.3(i 6.1, 6.5, 7.5,
7.6, 7.7, 7.8, 7.15 and 13 thereof as respectively set forth in Annex A hereto,
                                                                -------

          (2) by amending Exhibit D thereto to read as set forth in its entirety in Annex B hereto and
   -------

          (3) by adding a new Exhibit E thereto to read as set forth in in its entirety in Annex C hereto.
            -------

          SECTION 4  Effectiveness of this Amendment. This Amendment shall
                     -------------------------------
become effective on the date first written above

          SECTION 5  Ratification.  The provisions of the Series A Purchase Note
                     ------------
Agreement, except as supplemented and amended by this Amendment, are in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall be and remain in full force and effect as written

          SECTION 6 Governing Law.  This Amendment shall be construed in
                    -------------
accordance with and governed by the law of the State of California


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written



                                               ZOND CONSTRUCTION CORPORATION III


                                               By /s/ Kenneth C. Karas
                                                  -----------------------------
                                                  Title President



                                               ZOND WINDSYSTEM PARTNERS, LTD
                                                 SERIES 85-A

                                               By ZOND WINDSYSTEMS MANAGEMENT
                                                 CORPORATION III, its General
                                                 Partner


                                               By /s/ Kenneth C. Karas
                                                  -----------------------------
                                                  Title President

                                    ANNEX A

          (1)  2.2  Windsystem Collateral. The definition of Windsystem
                    ---------------------
Collateral as set forth in Section 2.2 of the Series A Purchase Note Agreement shall be amended by adding to such Section 2.2 a clause (e) which shall read in full as follows:

               (e) Any and all Turbine Completion Certificates and Bills of Sale, Power Substation Completion Certificates and Bills of Sale and Power Transfer Facilities Completion Certificates issued to the Debtor by ZCC III pursuant to the Series A Construction Agreement.

          (2)  2.3  Intangible Collateral.  The following definitions of
                    ---------------------
Intangible Collateral set forth in Section 2.3 of the Series A Purchase Note Agreement are amended as follows:

               (i) The definition of the Series A Easement Agreement set forth in Section 2.3(g) of the Agreement is hereby amended to include the Amended and Restated Series A Windpark Easement Agreement dated as of March 24, 1986 between the Debtor and ZCC III.
                --

               (ii) The definition of Series A Access Easement set forth in
          Section 2.3(h) of the Series A Purchase Note Agreement is hereby amended to refer to the Amended and Restated Grant of Easement (Western Access) dated as of March 24, 1986 between Zond and the
                                             --
          Debtor.

               (iii) The definition of Series A Interconnect Easement contained in Section 2.3(i) of the Series A Purchase Note Agreement is defined to refer to the Grant of Easement (Interconnect) dated as of March 24,
                                                                             --
          1986 between Zond and the Debtor.

          (3)  6.1  Existing Policies. Section 6.1 of the Series A Note
                    -----------------
Agreement is amended to read in full as follows:

               6.1  Existing Policies.  The Debtor presently maintains or is
                    -----------------
          a named insured under the insurance policies (individually an "Existing Policy," and collectively the "Existing Policies") which are identified on the attached Exhibit D.
                                     ---------

          (4)  6.5  Use of Insurance Proceeds.  Section 6.5 of the Series A
                    -------------------------
Purchase Note Agreement is amended to read in full as follows:

               6.5  Use of Insurance and Taking Proceeds.  All insurance
                    ------------------------------------
          proceeds in excess of $50,000 per loss occurrence in respect of a loss claimed or for which a claim can be made under any property damage policy or policies or the property loss (whether or not by casualty) coverage provisions of any windsystem performance policy or policies maintained by or for the benefit of Debtor (an "Insured Property Loss") and all moneys received by the Debtor as an award or compensation in the event of a Taking (as defined in the Indenture referred to below) (a "Taking Award") in excess of $50,000 per Taking shall be used by the Debtor in accordance with the following:

                    (a) Upon the occurrence of an Insured Property Loss in respect of which insurance proceeds in excess of $50,000 are paid to the Debtor or upon the occurrence of a Taking in respect of which a Taking Award in excess of $50,000 is paid to the Debtor, the Debtor may elect to replace or repair any property which is damaged by such Insured Property Loss or which is the subject of such Taking (the "Affected Property") by so notifying ZCC III within 60 days after payment to the Debtor of such insurance proceeds or of such Taking Award, as the case may be, and upon making such election shall have 320 days to complete the replacement or repair of such property.

                    (b) If the Debtor does not elect to replace or repair all or any of the Affected Property within such 60-day period, the Debtor shall prepay the Series A Purchase Notes in an amount which bears the same proportion to the then outstanding principal balance of the Series A Purchase Notes plus accrued interest thereon as the rated capacity of all Turbines which are the subject of such Insured Property Loss or are the subject of such Taking, and which the Debtor does not so elect to repair or replace, bears to the total rated capacity of all Turbines
          (including such damaged Turbines or Turbines subject to such Taking) then owned by the Debtor. The amount of any such prepayment shall be allocated among the Series A Purchase Notes in proportion to their respective unpaid balances of principal and accrued interest. Any such prepayment shall be applied pro rata or as otherwise required by applicable tax law or regulation to each outstanding installment so as to maintain the level payment character of the Series A Purchase Notes.

                    (c) In the event that the Debtor makes an election to replace or repair as provided for in paragraph (a) of this
          Section 6.5, such proceeds or moneys shall be applied to the costs of replacement or repair as such costs are incurred by the Debtor, with the remaining balance, if any, applied to prepay the Series A Purchase Notes.

                    (d) Notwithstanding anything to the contrary above or in the Indenture referred to below in this paragraph (d), all proceeds or moneys in excess of $50,000 per loss occurrence paid to the Debtor in respect of an Insured Property Loss, and any Taking
          Award in excess of $50,000 paid to the Debtor shall be deposited in the separate depository account described in Section 5.2 of the Indenture, Deed of Trust and Security Agreement dated as of December 1, 1985 (the "Indenture") between ZCC III and First Interstate Bank of California, as Trustee (the "Trustee") and shall be held by the Trustee and shall be disbursed by the Trustee in accordance with the provisions of such Section 5.2 of the Indenture.

          (5)  7.5  Investments.  Section 7.5 of the Series A Purchase Note
                    -----------
Agreement is amended to add thereto as a final sentence the following:

               Anything to the contrary in this Agreement notwithstanding, any such investments shall at all times remain in the possession of ZCC III or the agent of ZCC III which may be designated from time to time in a writing addressed to the Debtor.

          (6)  7.6  Bank Accounts.  Section 7.6 of the Series A Purchase Note
                    -------------
Agreement is amended so that it reads in full as follows:

               7.6  Bank Accounts. So long as any amounts remain outstanding
                    -------------
          under those certain secured promissory notes issued by ZCC III under the Indenture, the Debtor shall maintain all of its trust and depositary accounts with the Trustee or any successor trustee appointed pursuant to Section 8.3 of the Indenture, provided that such successor trustee is a bank whose certificates of deposit would be permitted investments of the Debtor under Section 7.5 hereof.

          (7)  7.7  Debt, Guarantees and Other Liabilities
                    --------------------------------------
Section 7.7 of the Agreement is amended so that it reads in full as follows:

               7.7  Debt, Guarantees and Other Liabilities. The Debtor
                    --------------------------------------
          shall not create, incur or assume, directly or indirectly, any indebtedness, or purchase or repurchase (or agree, contingently or otherwise, so to do) the indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except

               (a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

               (b) as permitted under Section 5;

               (c) trade obligations incurred in the ordinary course of business and in an aggregate amount outstanding at any one time not to exceed $750,000; and

               (d) advances from the General Partner or any affiliate of Zond (other than by ZCC III, pursuant to Section 13), provided that any such advance (i) has a stated maturity after December 17, 1997 (ii) is not subject to any mandatory payment, redemption or other retirement requirement by means of any installment, sinking funds, serial maturity or other required payments prior to the stated maturity, and (iii) is evidenced by one or more promissory notes substantially in the form of Exhibit E hereto.
                                                        ---------

          (8)  7.8  Distributions.  Section 7.8 of the Series A Purchase Note
                    -------------
Agreement is amended so that it reads in full as follows:

               7.8  Distributions. The Debtor shall not make (i) any
                    -------------
          distributions (whether of earnings or of capital and whether in the form of cash or of property) to any of its partners or (ii) any payment on account of the principal of or interest or prepayment charge, if any, on, or any expenditure for the purchase or other retirement of, any subordinated advance under Section 7.7(d) when in any such case
          (a) an Event of Default has occurred and is continuing or will occur upon giving effect to such distribution, payment or expenditure, (b) the Cash Reserve balance is less than the Minimum Reserve Level or (c) the Debtor has not reimbursed ZCC III for amounts outstanding and reimbursible by the Debtor under
          Section 13. Distributions (if any) to partners of the Debtor and payments and expenditures (if any) on account of subordinated advances under Section 7.7(d) shall be made annually within 90 days after the anniversary date of the issuance of the first Series A Purchase Note.

          (9)  7.15 Payment of Charges.  Section 7.15 of the Series A Purchase
                    ------------------
Note Agreement is amended so that it reads in full as follows:

               7.15 Payment of Charges.  The Debtor shall pay and discharge
                    ------------------
          all taxes (other than sales taxes payable by ZCC III with respect to the Windsystem in connection with the sale of the Windsystem to the Debtor), assessments and governmental charges or levies imposed upon it or its property or assets, prior to the date on which penalties attach thereto, and lawful claims which, if unpaid, might become a lien upon its property or assets not permitted or contemplated hereby, provided that the Debtor shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if (i) adequate reserves with respect thereto have been set up by the Debtor, (ii) such contest or any bond delivered in connection therewith shall suspend the collection of such tax, assessment, charge, levy or claim, and (iii) neither the Windsystem or any interest therein nor any sums payable to the Debtor under any of the Intangible Collateral would be in danger of being sold, forfeited or lost by reason of such contest.

          (10) 13.  Payments on Behalf of the Debtor.  Section 13 of the Series
                    --------------------------------
A Purchase Note Agreement is amended so that it reads in full as follows:

               13. Payments on Behalf of the Debtor.
                   --------------------------------

                   ZCC III shall be entitled to pay such sums for the account and at the expense of the Debtor as may be necessary to cure any breaches by the Debtor which are occasioned by the failure of Debtor to pay when due (a) the amount of premiums due under the Insurance Policies, or (b) amounts required to be paid by it pursuant to the Series A Easement Agreement or the Series A Management Agreement. Debtor agrees that it will reimburse ZCC III for such sums, together with interest thereon at a rate per annum equal to the lesser of (1) 15% and (2) the maximum interest rate permitted by law from the date of payment by ZCC III to the date of reimbursement by the Debtor, prior to the Debtor making any distribution of cash or property to its partners.

                                    ANNEX B
                                    -------

                                   EXHIBIT D
                                       TO
                 SERIES A PURCHASE NOTE AND SECURITY AGREEMENT

A.   IDENTIFICATION OF EXISTING POLICIES
     -----------------------------------

          PRIMARY-SYSTEMS PERFORMANCE POLICY

          California Union Insurance Company
          Policy #ZPM017468

     2    EXCESS-SYSTEMS PERFORMANCE POLICY

               California Union Insurance Company HAFNIA)
               Policy #ZPM018487

               National Union Fire Insurance Company
               Policy #D7292751


     3    PRIMARY-"ALL RISK" PROPERTY DAMAGE POLICY

          Continental Insurance Company
          Policy #SFP2980475

     4    PRIMARY-GENERAL LIABILITY POLICY

          Hartford Insurance Company
          Policy #83UENPF1765

          EXCESS-GENERAL LIABILITY POLICY

          US International Insurance Company
          Policy #5234125869

          National Surety Corporation
          Policy #XLX1735756

B.   SUMMARY OF SIGNIFICANT TERMS OF EXISTING POLICIES
     -------------------------------------------------

              following summary is intended to set forth the significant coverage terms of the insurance policies identified in Al through A5, inclusive above, and is qualified in its entirety by reference to such policies, true and correct copies of each of which ZCC III acknowledges have been heretofore supplied to it by the Debtor For convenience, descriptions in the summary below of the significant coverage terms of the "systems performance policies" refer to the aggregate protection afforded under the policies identified in Al A2(a) and A2(b) above; such references to property damage and business interruption policy" refer to the protection afforded under the policy identified in A3 above and such references to "general liability insurance policies" refer to the aggregate protection afforded under the policies identified in A4(a and A5(a and A5(b above.

Systems Performance Policies
----------------------------

          The systems performance policies provide combined aggregate coverage of up to $4.5 million per loss occurrence for a declared project of 100 Turbines. One hundred of the 160 Turbines purchased by the Debtor are included in the first projects declared by the Debtor The remaining 60 Turbines are contained in a declared project which also covers 40 Turbines owned and operated by Zond Windsystem Partners Ltd Series 85-B. The primary coverage layer of $2.5 million provides protection against revenue losses due to failure to meet projected energy output, and against physical loss or damage to the Turbines due to mechanical or electrical breakdown or defects in materials design and fabrication The excess layers provide $2 million of additional protection against physical loss or damage to the Turbines due to mechanical or electrical breakdown or defects in materials, design and fabrication, including lost revenues attributable to such physical loss or damage (but not lost revenues due to wind deficiencies). The systems performance policies do not protect against revenue losses arising out of a failure or a malfunction of a power substation The revenue protection provided by these policies is designed to substantially cover the Debtor's anticipated debt service payments under the Series B Purchase Notes and the projected necessary operating cost of Turbines so long as such policies remain in effect.

          The systems performance policies insure each declared project for term five years and may not be cancelled by the insurer except for nonpayment of premiums or fraud in the procurement of the policies. The premiums for the systems performance policies are prepaid for the first five years. The Partnership may extend these policies for each declared project for an additional five-year term upon prepayment of the required premium amount whose amount depends in part upon the insurers loss experience in connection with the declared project in question.

          Reimbursement for losses due to mechanical or electrical breakdown or defects in materials design and fabrication (including resulting shortfall between projected and actual revenues until damage is repaired or defects are corrected) and costs incurred to investigate, repair or replace suspected defective components is subject to a deductible amount of $1,500 per Turbine per loss occurrence. A loss occurrence is defined as any one loss, disaster or casualty or a series of losses disasters or casualties arising out of a single event.

          Coverage under the systems performance policies for losses due to the failure of a declared project to meet projected electric power production due to wind deficiency or any cause other than those described above or excluded by the policies, is subject to a deductible amount for each loss period equal to 45% of the projected revenues for the first month after which the Turbines contained in a declared project were first placed in service 40% for the second month after which the Turbines contained in a declared project were first placed in service, 35% for the third month after which the Turbines contained in declared project were first placed in service and 30% thereafter. No loss period is greater than 12 months in duration Revenue losses incurred with respect to any loss period are calculated as the shortfall between the projected and actual revenues generated by the insured Turbines from the production, of electric power after adding back the amount of reimbursement for lost revenues payable on account of the causes described in the preceding paragraph. The amount of such shortfall is computed by taking the difference between the minimum projected kilowatt production, the loss period and, the actual kilowatt production, and multiplying it by the applicable purchase price under the Power Agreement. The minimum annual projected power production for each declared Project was established by agreement between the Debtor and the insurer at the time of each project declaration. This minimum projected power production amount will be prorated in the case of loss periods shorter than 12 months. The policy allows the insurer at its cost and expense including

                                      14-
reimbursement of any revenue losses incurred by the Debtor due to interruption of Turbine operation, to evaluate and modify the Turbines if they fail to meet the minimum projected power production estimate set forth in the project declaration Additionally, the policy requires the Debtor to maintain records of wind speed and power production in order to allow accurate loss calculations. The policies require with respect to each declared project the repayment to the insurers of amounts paid as reimbursement for revenue shortfall in any loss period from excess of actual power production revenues over projected power revenues in subsequent loss periods.

          Premiums due under the policies for the first five years of coverage are calculated at $9,125 per Turbine and are payable when each Turbine is certified to be operational. Upon expiration of the first five years of coverage, the Partnership will be entitled to a return of a portion of the premiums paid with respect to a project if the aggregate amounts paid under the policy with respect to that project do not exceed 60% of such premiums. Premiums for the remaining five years of coverage have not been fixed and will be determined on a project-by-project basis under a formula which is based in part upon the insurers' loss experience under the policies. In addition to the Debtor, Zond, ZCC III, Vestas Energy A/S ("Vestas" Vestas North America Limited "VNA"), the general partner of the Debtor and Zond Windsystem Partners, Ltd Series 85-B and its general partner each named insureds under the policies and are covered thereunder.

for liability incurred by them by reason of breaches of their warranties to the Partnership relating to the Turbines. Consequently claims made by such entities under the policies may cause the amount of premium refund to be reduced and may cause an increase in the amount of any renewal premium

          All losses are payable to the Debtor within 30 days after proofs of loss are filed and accepted by the insurer Losses must first be claimed and adjusted under the insurance policy before any warranty claim may be made by the Partnership against Vestas VNA ZCC III or Zond.

          Under the terms of the policy, the insurers are not liable for losses caused by any insured's willful acts performed with the specific intent to cause or aggravate loss to the property the absence but not failure) of the components of Turbine which protect the equipment which control or regulate yawing, vibration excessive oil temperature and oil levels Turbines are equipped with vibration and yaw control equipment but not equipment to regulate oil temperature and oil levels); failure to construct, operate and maintain the Turbines in accordance with the procedures or instructions of Zond, Vestas or VNA; normal deterioration of the Turbines; any loss covered under the "All-Risk property damage and business interruption policy issued by Continental Insurance Company and identified in A3 above; and other common insurance exclusions such as war, governmental or court intervention, nuclear radiation, strikes, riots, etc. Coverage for revenue shortfall contains additional exclusions for revenue losses caused by loss of market price changes not contemplated by the Power Agreement the inability to sell electricty produced by the Turbines or the abandonment of the Turbines Coverage for damaqe,or physical loss to the Turbines contains additional exclusions for loss or damage caused by frost or freezing, due to disappearance or inventory shortages or loss or damage caused by any contractor's equipment or the cost to repair or replace the Power Substation

Property Damage and Business Interruption Policy
------------------------------------------------

          The Debtor along with Zond, Vestas VNA ZCC III and Zond Windsystem Partners Ltd Series 85-B is a named insured under a one-year All-Risk" property policy covering the Windsystem. As is common with such coverage, the insurer may cancel the policy upon 90 days notice except for premium nonpayment, which requires a 10-day notice

          The policy covers all direct physical damage to the Turbines and the power transfer system. It also provides boiler and machinery coverage with business interruption provisions for the power transfer system which insures against losses of income caused by physical damage to the power transfer system or by the inability of Southern California Edison Company ("SCE" to accept power generated by the Turbines Risks insured against by the policy include fire, wind, hail, freezing, theft, flood and earthquake The policy contains aggregate combined limits of $40,000,000 per loss occurrence, with an annual aggregate sublimit of $25,000,000 for losses occasioned by either earthquake or flood. The coverage sublimit for boiler and machinery (property damage on the power transfer system is $2,000,000 per occurrence; for boiler and machinery business interruption is $4,000,000 per occurrence for contingent business interruption is $2,000,000 per occurrence; and for service interruption due to physical damage caused by a period covered by the policy is $2,000,000 per occurrence. The policy excludes any loss or damage to the Turbines covered by the systems performance policies and contains other commonly specified exclusions such as nuclear radiation acts of war or civil disobedience or fraud.

          The following table summarizes the policy deductibles and coverage limitations and deductible amounts per occurrence

                                     Occurrence
                                      Coverage
Coverage                               Limits             Deductible
--------                             ----------           ----------

Boiler and Machinery

(Property Damage)

on Transformers

Feeder Lines and the

Power Substation                     $ 2,000,000           $ 5,000

Boiler and Machinery

(Business Interruption                 4,000,00,0


Contingent Business

Interruption                           2,000,000


All-Risk Property

 Damage and Business

Interruption                          40,000,000             1,000  2


Property in Transit                      500,000            10,000 (3)


Service Interruption                   2,000,000                4


Earthquake                            25,000,000  3            (5)


Flood                                 25,000,000 (3)       100,000




1 Will not provide coverage for revenue losses occurring during the first 12 hours of each service interruption.


2 Per Turbine deductible per loss occurrence, subject to an aggregate per loss occurrence deductible of $10,000

          Annual aggregate sublimit Each earthquake loss occurrence includes all damage occurring during a continuous period of 72 hours

          Will not provide coverage for revenue losses occurring during the first 48 hours of each service interruption

          The deductible amount per loss occurrence for each damaged structure is set out in a schedule which is part of the policy The deductible amount per loss occurrence with respect to each Turbine and its supporting tower is $5,000 and with respect to the Power Substation is $21,940.

General Liability Insurance Policies
------------------------------------

          Zond currently maintains a $1,000,000 primary liability insurance policy with the Hartford Insurance Company identified in A4 above, a $5,000,000 excess general liability policy from the US International Insurance Company identified in A5(a) above and an additional $5,000,000 excess policy from the National Surety Corporation identified in A5(b) above. The aggregate liability limits will apply to all facilities and operations of the named insureds at the Operating Site. The Debtor, along with Zond, ZCC III and their affiliates, have been named as insureds under the policies. The primary policy expires on July 1, 1986 and the excess policies expire on June 1, 1986. The coverage limits under the above policies extend to all activities of Zond, its subsidiaries and affiliates and all investor programs sponsored by them not only at Zond's Tehachapi site but at other locations as well. Additional Zond subsidiaries and affiliates and future Zond-sponsored programs, operating at Tehachapi or elsewhere, may also share in such coverage. To the extent that named insureds other than the Debtor perfect claims under the policies, the protection provided to the Debtor may be correspondingly reduced.

                                    ANNEX C
                                    -------

                                   EXHIBIT E

                           FORM OF SUBORDINATED NOTE
                           -------------------------

                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-A
                   ------------------------------------------
                    Subordinated Note Due


    ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-A, a California limited partnership (the "Series A Partnership"), for value received, hereby promises to pay to [Zond or a subsidiary thereof] (the "Payee"), the principal sum of $__________, on *__________________, 19_, at the office of $_________________, or such other place as the Payee shall from time to time designate to the Company in writing, in lawful money of the United States of America.

    Anything in this Subordinated Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter forth, to all indebtedness of the Partnership on the Purchase Notes as such Notes may at any time and from time to time be supplemented or amended in any respect (all such indebtedness to which this Subordinated Note is subordinate as aforesaid being sometimes hereinafter referred to as "Superior Indebtedness"):

    i) The holder of this Subordinated Note shall not be entitled to receive any payment on account of this Subordinated Note unless the Partnership would be permitted to make distributions under the provisions of Section
        7.8 of the Purchase Note and Security Agreement (Series A) as amended.

   (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Series A Partnership or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Series A Partnership, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtednes shall be entitled to receive full payment in full of all principal of and premium (if any) and interest on all Superior Indebtedness (including interest thereon


_______________________________

* Stated maturity to be after December 17, 1997.

                                                               86TEACH#1/FORMSN
        accruing after the commencement of any such proceedings) before the Payee is entitled to receive, or make any demand for, any payment on account of this Subordinated Note, and to that end (subject to the power of a court of competent jurisdiction to make other equitable provisions relfecting the rights conferred herein upon Superior Indebtedness and the holders thereof with respect to the subordinated indebtedness represented by this Subordinated Note and the Payee by a lawful plan of reorganizaton under applicable bankruptcy law) the holders of Superior Indebtedness (until payment in full of all principal of and premium
        (if any) and interest on all Superior Indebtedness, including interest thereon accruing after the commencement of any such proceedings) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Subordinated Note (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment to this Subordinated Note), except securities which are subordinate and junior (to at least the same extent as this Subordinated Note) in right of payment to the payment of all Superior Indebtedness then outstanding. The Payee will not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations (including accounts payable) of the Payee to the Series A Partnership against the obligations of the Series A Partnership under this Subordinated Note if the effect thereof shall be to reduce in any way the amount of any such payment or distribution to which the holders of Superior Indebtedness would be entitled in the absence of such setoff or counterclaim; provided, however, that notwithstanding the foregoing if and to the extent the Payee is required by any mandatory provisions of law to exercise any such right of setoff or counterclaim, all amounts which the Payee shall be entitled to retain by reason of such setoff or counterclaim shall be deemed to be payments in respect of this Subordinated Note to which the first sentence of this Clause (ii) shall apply.

  (iii) In the event that this Subordinated Note is declared due and payable before its expressed maturity because of the occurrence of any default in repect hereof

        (under circumstances when the provisions of the foregoing Clause (ii) shall not be applicable), the holders of Superior Indebtedness then due or becoming due by acceleration or otherwise shall be entitled to receive payment in full of all principal of and premium (if any) and interest on all such Superior Indebtedness before the Payee is entitled to receive any payment on account of this Subordinated Note. Nothing herein shall prevent the Payee from seeking any remedy allowed at law or in equity so long as any judgment or decree obtained thereby makes provision for enforcing this Clause (iii).

   (iv) If any payment or distribution of any character, whether in cash, securities or other property, in respect of this Subordinated Note shall (despite these subordination provisions) be received by the Payee which is not then permitted by the foregoing provisions of this Subordinated Note, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to, the holders of Superior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Superior Indebtedness in full.

     No present or future holder of Superior Indebtedness shall be prejudiced in its right to enforce subordination of this Subordinated Note by any act or failure to act on the part of the Series A Partnership or by any act
(including without limitation any surrender, release or discharge in whole or in part of any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind securing such Superior Indebtedness) or failure to act on the part of such holder or any trustee for such holder. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the Payee on the other hand, and nothing herein shall impair, as between the Series A Partnership and the Payee, the obligation of the Series A Partnership, which is unconditional and absolute, to pay to the Payee the principal hereof in accordance with the terms hereof, nor shall anything herein prevent the Payee from exercising all remedies otherwise permitted by applicable law in respect hereof, subject to the rights, if any, under this Subordinated Note of holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Payee and all amounts which the Payee would be entitled to retain by reasons of setoff or counterclaim in respect of any obligations of the Payee to the Series A Partnership against the obligations of the Series A Partnership under this Subordinated Note.

          The Payee will look solely to the assets of the Series A Partnership for satisfaction of the obligations of the Series A Partnership on this Subordinated Note.

          This Subordinated Note shall be governed by and construed in accordance with the laws of the State of California.


                             ZOND WINDSYSTEMS PARTNERS, LTD.
                               SERIES 85-A


                             By Zond Windsystems Management
                                  Corporation III



                             By /s/ Kenneth C. Karas
                                ---------------------------
                                Title